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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-18 (File No. 33-42112-C), Form S-8 related to the Stock Option Incentive Plan (File No. 333-57938), the 1991 Non-Statutory Stock Option Plan (File No. 333-57944), the 1992 Non-Employee Director Plan (File No. 33-94254), the 1996 Non-Employee Director and Medical Advisory Stock Option Plan (File No. 333-57942), the 1999 Non-Employee Director and Medical Advisory Stock Option Plan (File No. 333-57934), the 1999 Stock Option Incentive Plan (File No. 333-62560), Form S-3 relating to the registration of 1,061,734 shares of common stock (File No. 33-86292), Form S-3 relating to the registration of 610,000 shares of common stock (File No. 333-16035), Form S-4 relating to the registration of 2,066,667 shares of common stock (File No. 333-108404)], of our report dated January 21, 2004 (except for Note 6, as to which the date is March 18, 2004) with respect to the consolidated financial statements of Enpath Medical, Inc., included in this annual report on Form 10-K for the year ended December 31, 2003.

                      /s/ McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 22, 2004

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CONSENT OF INDEPENDENT ACCOUNTANT